COMPLETION GUARANTY
(EPR Properties)
THIS COMPLETION GUARANTY (this “Guaranty”) is dated December 28, 2015 by EPR PROPERTIES (“Guarantor”), for the benefit of Montreign Operating Company LLC, a New York limited liability company (the “Montreign Developer”), Empire Resorts Real Estate I, LLC, a New York limited liability company (the “Golf Course Developer”) and Empire Resorts Real Estate II, LLC, a New York limited liability company (the “Entertainment Village Developer”, and collectively, together with Montreign Developer and the Golf Course Developer, the “Empire Developers”) and Empire Resorts, Inc., a Delaware corporation (collectively, together with the Empire Developers, the “Empire Parties”).
W I T N E S S E T H
WHEREAS, Montreign Developer and the other Empire Parties, EPR Concord II, L.P., EPT Concord II, LLC and Adelaar Developer, LLC (the “EPR Developers”) are parties to that certain Amended and Restated Master Development Agreement dated the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time in accordance therewith, the “MDA”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the MDA; and
WHEREAS, Sections 6 and 8 of the MDA require that, subject to the terms and conditions set forth herein, Guarantor guarantees for the benefit of the Empire Parties the full and timely payment and performance of clauses (i) and (ii) of the Guaranteed Obligations (as hereinafter defined); and
NOW, THEREFORE, in consideration for the substantial economic benefits to be derived by Guarantor from the transactions contemplated by the MDA (the “Development”), and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I

NATURE AND SCOPE OF GUARANTY
1.1    Guaranty of Obligations. Subject to the terms and conditions hereof, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Empire Parties the full and timely payment and performance of all of the Guaranteed Obligations as and when the same shall be due. Subject to the terms and conditions hereof, Guarantor hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as primary obligor.
1.2    Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means: (i) the pursuit and achievement of Completion of (a) subject to satisfaction of the conditions set forth in Section 7.1(a) of the MDA, the Waterpark Project and (b) the Common Infrastructure Work, in each case, free and clear of mechanic’s liens (unless such liens are being contested in good faith by appropriate proceedings, such liens have been bonded as reasonably approved by Montreign Developer or obligations related to such liens are not delinquent (i.e. such liens are inchoate)) and in accordance with the requirements for such Completion set forth in the MDA, and payment of all costs and expenses actually incurred in connection therewith; (ii) payment of all Common Infrastructure Costs necessary for the Completion of the Common Infrastructure Work apportioned to the EPR Developers under the MDA; (iii) payment of any costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Empire Parties in connection with the enforcement of this Guaranty or in any action or proceeding brought by the Empire Parties against Guarantor to enforce Guarantor’s obligations under this Guaranty; and (iv) payment of the Waterpark Escrow (as defined in and in accordance with the Purchase Option Agreement) in the event that on or after the Waterpark Escrow Date (as defined in the Purchase Option Agreement) (a) the Waterpark Project is not open for business to the public, (b) the Casino is open for business to the public, and (c) the EPR Developers have not funded the Waterpark Escrow in accordance with the Purchase Option Agreement.
1.3    Completion. Completion of the Waterpark Project and the Common Infrastructure Work will be deemed to have occurred only upon: (a) the expiration of the applicable statutory periods of the State of New York within which valid construction, mechanics or material-mens' liens may be recorded and served by reason of the design, supply or construction of the Waterpark Project or the Common Infrastructure Work with any such liens that have been filed having been released, discharged of record, or bonded as reasonably approved by Montreign Developer or, alternatively, Montreign Developer’s receipt of valid, unconditional final lien releases thereof from all persons entitled to record such liens; and (b) an independent, third party architect’s or engineer’s certificate as the case may be certifying to such Completion in customary form.
1.4    Remedies of the Empire Parties.
(a)    If (1) Completion of the Waterpark Project does not occur in accordance with the requirements set forth in the MDA (subject, to the extent set forth in the MDA, to the Completion and opening of the Casino for business to the public (not a soft opening) in accordance with the MDA) and there is no Event of Default for failure to pay rent or Special District Capital Assessments under the Casino Lease or (2) Completion of the Common Infrastructure Work does not occur in accordance with the requirements set forth in the MDA, then Montreign Developer shall have the right in its sole and absolute discretion to:
(i)     with respect to the Common Infrastructure Work only, require Guarantor to pay to Montreign Developer or its designee in one lump sum (the “Guarantor Payment”) all of the costs of construction that would have been incurred by the EPR Developers (as determined, at Montreign Developer’s sole option, by either a final, non-appealable order issued by a court of competent jurisdiction, or a construction consultant selected by Montreign Developer in its reasonable discretion) to achieve Completion of the Common Infrastructure Work in accordance with the MDA to the extent not theretofore paid by the EPR Developers or Guarantor. For avoidance of doubt, such costs shall include the amount of any fines or penalties imposed by the Gaming Authorities or other Governmental Authorities for any delays in the construction or opening of the Casino or otherwise caused by delays in Completion of the Common Infrastructure Work in accordance with the MDA. The Guarantor Payment shall be due no later than 10 Business Days following the earlier of, as the case may be, the giving of a written demand therefor from Montreign Developer or the issuance of a final, non-appealable order by a court of competent jurisdiction regarding the amount due under this Section 1.4(a)(i). If after the Guarantor Payment is made the EPR Developers and Guarantor fail to cooperate with Montreign Developer in the facilitation of

Completion of the Common Infrastructure Work, then Montreign Developer shall have the right to keep all amounts paid to it under this clause (i) without any recourse or obligation to Guarantor or the EPR Developers; or
(ii) require Guarantor, at Guarantor’s own cost and expense, to commence and diligently pursue performance of all activities required to cause Completion of the Common Infrastructure Work and/or the Waterpark Project, as applicable, to occur in accordance with the MDA; and
(iii)    require Guarantor to pay Montreign Developer any fines or penalties imposed by the Gaming Authorities or other Governmental Authorities on Montreign Developer to the extent resulting from the failure of the EPR Developers to cause Completion of the Common Infrastructure Work and the Waterpark Project in accordance with the MDA.
If for any reason Guarantor disclaims or otherwise fails to perform its obligations under this Section 1.4(a), then Montreign Developer shall have the right to pursue whatever remedies it may have available at law or in equity, provided, however, that Montreign Developer shall not seek, nor shall there be awarded by any court, arbitrator, or other adjudicator, any consequential, speculative, or punitive damages except as may be expressly permitted under the Casino Lease.
(b)    Montreign Developer may elect, in Montreign Developer’s sole discretion, to pursue any one or more of the remedies set forth in Section 1.4(a) above (subject to the limitations contained therein), in such order as Montreign Developer shall elect. Guarantor’s obligations hereunder shall not be affected by any errors or omissions of the EPR Developers, any contractor, any architect, engineer, or any agent or employee of any of the aforementioned in the design, supervision or performance of the Development. Neither the Completion of the Project by or on behalf of Montreign Developer nor failure of the foregoing parties to achieve Completion shall relieve Guarantor of any liabilities with respect to Completion of the Common Infrastructure Work hereunder; rather, such liability shall be continuing, and may be enforced by Montreign Developer to the end that Completion of the Common Infrastructure Work is achieved, and without loss, injury, liability, cost or expense of any kind to Montreign Developer.
1.5    Nature of Guaranty. This Guaranty is an irrevocable, absolute and continuing guaranty of payment and performance and not a guaranty of collection. No exculpatory language contained in any of the other Project Documents shall in any event or under any circumstances modify, qualify or affect the personal recourse obligations and liabilities of Guarantor hereunder. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor. It is the intent of Guarantor and the Empire Parties that the obligations and liabilities of Guarantor hereunder are absolute under any and all circumstances and that such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence (including the fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced) that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.
1.6    Intentionally Omitted.
1.7    Guaranteed Obligations Not Reduced by Set-Off. The Guaranteed Obligations and the liabilities and obligations of Guarantor to the Empire Parties hereunder shall not be reduced, discharged or released because or by reason of any existing or future set-off, offset, claim or defense of any kind or nature (other than the defense of payment or performance of the Guaranteed Obligations) that Guarantor or any other Person has or may hereafter have against the Empire Parties or against payment of the Guaranteed Obligations, whether such set-off, offset, claim or defense arises in connection with the Guaranteed Obligations or otherwise.
1.8    No Duty to Pursue Others; No Duty to Mitigate. It shall not be necessary for the Empire Parties (and Guarantor hereby waives any rights that Guarantor may have to require the Empire Parties) to take any action, obtain any judgment or file any claim prior to enforcing this Guaranty, including to (i) institute suit or otherwise enforce the Empire Parties’ rights, or exhaust their remedies, against the EPR Developers or any other Person liable on all or any part of the Guaranteed Obligations, or against any other Person, (ii) enforce the Empire Parties’ rights, or exhaust any remedies available to the Empire Parties, against any collateral that shall ever have been given to secure all or any part of the Guaranteed Obligations, (iii) join the EPR Developers or any other Person liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of all or any part of the Guaranteed Obligations. The Empire Parties shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
1.9    Payment and Performance by Guarantor. Except as otherwise provided herein, if all or any part of the Guaranteed Obligations shall not be punctually paid or performed when due, Guarantor shall, within five (5) Business Days after written demand by any of the Empire Parties and without presentment, protest, notice of protest, notice of non-payment or any other notice whatsoever (other than notice of demand for payment or performance as required hereunder), pay in lawful money of the United States of America, the amount due thereon to the Empire Parties. Amounts not paid when due hereunder shall accrue interest at the rate of 12% per annum. Such demands may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations and may be made from time to time with respect to the same or different Guaranteed Obligations.
1.10    Application of Payments. If, at any time, there are any obligations of the EPR Developers to the Empire Parties that are not guaranteed by Guarantor, the Empire Parties, without in any manner impairing their rights hereunder, may, at their option, apply all amounts realized by the Empire Parties from any recovery of any kind held by the Empire Parties to the payment of such unguaranteed obligations without reduction of amounts due from Guarantor hereunder.
1.11    Waivers.
(a)    Guarantor hereby assents to (but does not guaranty, except as expressly set forth in Section 1.1 hereof) all of the terms and agreements heretofore or hereafter made by the EPR Developers with the Empire Parties (including the provisions of the MDA) and Guarantor hereby waives diligence, presentment, protest, demand on the EPR Developers for payment or otherwise, filing of claims, requirement of a prior proceeding against the EPR Developers or any other Person liable for payment of any or all of the Guaranteed Obligations and all notices (other than notices expressly provided for hereunder or required to be delivered under applicable law), including notice of:
(i)    the acceptance of this Guaranty;
(ii)    any amendment, modification, replacement, or extension of the MDA or any of the other Project Documents;

(iii)    the execution and delivery by the Empire Parties and the EPR Developers, or any of their respective Affiliates, of any other document arising under the MDA or in connection with the Project Site;
(iv)    any future change to the time, manner or place of payment of, or in any other term of all or any part of the Guaranteed Obligations;
(v)    any protest, proof of non-payment or default by the EPR Developers, or the occurrence of a breach or default under the MDA;
(vi)    the obtaining or release of any guaranty or surety agreement, pledge, assignment or other security for the Guaranteed Obligations, or any part thereof; or
(vii)    any other action at any time taken or omitted to be taken by the Empire Parties generally and any and all demands and notices of every kind in connection with this Guaranty, any of the Project Documents and any other documents or agreements evidencing, securing or relating to the Guaranteed Obligations, or any part thereof.
(b)    Guarantor hereby waives any and all rights it may now or hereafter have to, and covenants and agrees that it shall not, set up or claim any defense, counterclaim, cross-claim, set-off, offset, right of recoupment or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by the Empire Parties hereunder, except a defense of the payment or performance of the Guaranteed Obligations.
1.12    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives any and all rights they may now or hereafter have under any agreement, at law or in equity (including any law subrogating the Guarantor to the rights of the Empire Parties), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the EPR Developers or any other Person liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.
1.13    Reinstatement; Effect of Bankruptcy. Guarantor agrees that if at any time the Empire Parties are required to rescind, restore or return all or part of any payment, funds, claim or distribution at any time received by the Empire Parties from, or on behalf of, Guarantor under or with respect to this Guaranty or pay the amount thereof to another Person for any reason (including the insolvency, bankruptcy reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder), then the Guaranteed Obligations hereunder shall, to the extent of the payment rescinded, restored or returned, be deemed to have continued in existence notwithstanding such previous receipt by the Empire Parties, and the Guaranteed Obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment as though such previous payment to the Empire Parties had never been made.
ARTICLE II

EVENTS AND CIRCUMSTANCES NOT
REDUCING OR DISCHARGING GUARANTOR’ OBLIGATIONS
2.1    Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. To the extent permitted by applicable law, and subject only to the conditions set forth in Section

1.4(a) above, Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, although without notice to or the further consent of Guarantor, and waives any common law, equitable, statutory or other rights (including rights to notice) or defenses that Guarantor might otherwise have as a result of or in connection with any of the following:.
(a)    Modifications. Any change in the time, manner or place of payment of all or any part of the Guaranteed Obligations, or in any other term thereof, or any renewal, extension, increase, alteration, rearrangement, amendment or other modification to any provision of any of the MDA or any other document, instrument, contract or understanding between the Empire Parties and the EPR Developers or any other Person pertaining to the Guaranteed Obligations.
(b)    Adjustment. Any adjustment, indulgence, forbearance, waiver, consent or compromise that the Empire Parties might extend, grant or give to Guarantor or any other Person with respect to any provision of this Guaranty or any of the other Project Documents.
(c)    Invalidity of Guaranteed Obligations. The invalidity, illegality, irregularity or unenforceability of all or any part of this Guaranty or of any of the Project Documents, or of any other document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including the fact that (i) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, (iii) the officers or representatives executing the Project Documents or any other document or agreement executed in connection with the creating of the Guaranteed Obligations, or any part thereof, acted in excess of their authority, (iv) the Guaranteed Obligations, or any part thereof, violates applicable usury laws, (v) Guarantor has valid defenses, claims or offsets (whether at law, in equity or by agreement) that render the Guaranteed Obligations wholly or partially uncollectible (except a defense of payment or performance of the Guaranteed Obligations), (vi) the creation, performance or repayment of the Guaranteed Obligations, or any part thereof (or the execution, delivery and performance of any document or instrument representing the Guaranteed Obligations, or any part thereof, or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations, or any part thereof), is illegal, uncollectible, legally impossible or unenforceable or (vii) any of the Project Documents or any other document or agreement executed in connection with the Guaranteed Obligations, or any part thereof, has been forged or otherwise are irregular or not genuine or authentic.
(d)    Release of Obligors. Any compromise or full or partial release of the liability of Guarantor or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the obligations under this Guaranty or any of the other Project Documents.
(e)    Offset. Any existing or future right of set-off, offset, claim, counterclaim or defense of any kind or nature against the Empire Parties or any other Person, which may be available to or asserted by Guarantor, except for the defense of payment or performance in full of the Guaranteed Obligations.
(f)    Change in Law. Any change in the laws, rules or regulations of any jurisdiction or any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of Guarantor under this Guaranty.
(g)    Event of Default. Subject to the last sentence of Section 1.1, the occurrence of any default beyond the expiration of any applicable notice or cure period (an “Event of Default”) or any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default (a “Default”) under any of the Project Documents, whether or not the Empire Parties have exercised any of their rights and remedies under the Project Documents upon the happening of any such Event of Default or Default.
(h)    Actions Omitted. The absence of any action to enforce any of the Empire Parties’ rights under the MDA or available to the Empire Parties at law, equity or otherwise, to recover any judgment against the EPR Developers or to enforce a judgment against the EPR Developers under any of the Project Documents.
(i)    Other Dealings. The occurrence of any other dealing, transaction, matter or thing between Guarantor and the Empire Parties.
(j)    Application of Sums. The application of any sums by whomsoever paid or however realized to any amounts owing by Guarantor to the Empire Parties in such manner as the Empire Parties shall determine in their sole discretion, subject to, and otherwise in accordance with, the terms of the MDA and the other Project.
(k)    Ownership Interest. Any change in or termination of the ownership interest of Guarantor (whether direct or indirect).
(l)    Other Circumstances. Any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor generally, it being the unambiguous and unequivocal intention of Guarantor and the Empire Parties that the liability of Guarantor hereunder shall be direct and immediate and that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations.
2.2    Other Obligations of Guarantor. If Guarantor is or becomes liable for any obligations owed by the EPR Developers to the Empire Parties by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected by this Guaranty, and the rights of the Empire Parties hereunder shall be cumulative of any and all other rights that the Empire Parties may ever have against Guarantor. The exercise by the Empire Parties of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any right or remedy under any other instrument or at law or in equity, including the making of multiple demands hereunder. Further, without in any way diminishing or limiting the generality of the foregoing, it is specifically understood and agreed that this Guaranty is given by Guarantor as an additional guaranty to any and all guarantees as may heretofore have been or may hereafter be executed and delivered by Guarantor in favor of the Empire Parties, whether relating to the obligations of the EPR Developers under the Project Documents or otherwise, and nothing herein shall ever be deemed to replace or be in-lieu of any other such previous or subsequent guarantees.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties Guarantor hereby represents and warrants, as to itself only, to the Empire Parties that, on the date hereof and during the duration of this Guaranty:
(a)    Due Formation, Authorization and Enforceability. If Guarantor is not a natural person, Guarantor is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has full power and legal right to execute and deliver this Guaranty and to perform under this Guaranty and the transactions contemplated hereunder. If Guarantor is not a natural person, Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty and the transactions contemplated hereunder. This Guaranty has been duly authorized, executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws, general principles of equity or other laws of general application relating to the enforcement of creditor’s rights.
(b)    Benefit to Guarantor. Guarantor hereby acknowledges that the Empire Parties would not agree to complete their portions of the Development but for the personal liability undertaken by Guarantor under this Guaranty. (i) Guarantor has received, or will receive, direct and/or indirect benefit from the Development and (ii) Guarantor has received, or will receive, direct and/or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
(c)    Reserved.
(d)    No Representation by the Empire Parties. Neither the Empire Parties nor any other Person has made any representation, warranty or statement to Guarantor or to any other Person in order to induce Guarantor to execute this Guaranty.
(e)    Solvency. Guarantor has not entered into this Guaranty with the actual intent to hinder, delay or defraud any creditor. Guarantor received reasonably equivalent value in exchange for the Guaranteed Obligations. Guarantor is not presently insolvent, and the execution and delivery of this Guaranty will not render Guarantor insolvent.

(f)    No Conflicts. The execution and delivery of this Guaranty by Guarantor, and the performance of transactions contemplated hereunder do not and will not (i) conflict with or violate any governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees or injunctions of Governmental Authorities (collectively, “Legal Requirements”) affecting Guarantor or any of his or its assets or property, (ii) conflict with, result in a breach of, or constitute a material default (including any circumstance or event that would be a default but for the lack of due notice or lapse of time or both) under any of the terms, conditions or provisions of any of Guarantor’s organizational documents or any agreement or instrument to which Guarantor is a party, or by which Guarantor or its assets or property are bound or (iii) result in the creation or imposition of any lien on any of Guarantor’s assets or property by any third party.
(g)    Litigation. There is no action, suit, proceeding, arbitration or investigation pending or, to Guarantor’s knowledge, threatened against Guarantor in any court or by or before any other Governmental Authority, in each case, which might have consequences that are reasonably likely to materially and adversely affect the performance of Guarantor’s obligations and duties under this Guaranty. There are no outstanding or unpaid judgments against Guarantor.
(h)    Consents. No consent, approval, authorization, order or filings of or with any court or Governmental Authority is required for the execution, delivery and performance by Guarantor of, or compliance by Guarantor with, this Guaranty or the consummation of the transactions contemplated hereunder, other than those that have been obtained by Guarantor.
(i)    Compliance. To Guarantor’s knowledge, Guarantor is not in default or violation of any regulation, order, writ, injunction, decree or demand of any Governmental Authority, the violation or default of which might have consequences that are reasonably likely to materially and adversely affect the condition (financial or otherwise) or business of Guarantor or is reasonably likely to materially and adversely affect its performance hereunder.
(j)    Reserved.
(k)    No Defenses. This Guaranty and the obligations of Guarantor hereunder are not subject to, and Guarantor has not asserted, any right of rescission, offset, counterclaim, cross-claim, recoupment or affirmative or other defense of any kind and neither the operation of any of the terms of this Guaranty nor the exercise of any right hereunder will render the Guaranty unenforceable in whole or in part.
(l)    No Change in Facts or Circumstances; Full and Accurate Disclosure. There has been no material adverse change in any condition, fact, circumstance or event, and there is no fact or circumstance presently known to Guarantor that has not been disclosed to the Empire Parties, in each case that would make the financial statements or other documents, if any, submitted in connection with this Guaranty inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects, or might have consequences that would materially and adversely affect, Guarantor or its business, operations or conditions (financial or otherwise) taken as a whole.
ARTICLE IV

MISCELLANEOUS
4.1    The Empire Parties’ Benefit; No Impairment of Project Documents. This Guaranty is for the benefit of the Empire Parties and (subject to Section 4.20 below) their successors and assigns and nothing contained herein shall impair, as between the EPR Developers and the Empire Parties, the respective obligations of the EPR Developers and the Empire Parties under the Project Documents.
4.2    Successors and Assigns; Binding Effect. This Guaranty shall be binding upon Guarantor and its respective heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law. Notwithstanding anything to the contrary herein, Guarantor may in no event delegate or transfer its obligations under, or be released from, this Guaranty, except in accordance with the terms of this Guaranty.
4.3    The EPR Developers. The term “EPR Developers” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of or by the EPR Developers or any interest in the EPR Developers.
4.4    Costs and Expenses. If Guarantor should breach or fail to timely perform any provision of this Guaranty, Guarantor shall, within ten (10) Business Days after demand by any of the Empire Parties, pay to the Empire Parties any and all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees and expenses) actually incurred by the Empire Parties in connection with the enforcement hereof or the preservation of the Empire Parties’ rights hereunder. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.
4.5    Not a Waiver; No Set-Off. The failure of any party to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations hereunder, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Guaranty, the Empire Parties shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Guaranty or to declare a default for failure to effect prompt payment of any such other amount. The Empire Parties shall not be required to mitigate damages or take any other action to reduce, collect or enforce any of the Guaranteed Obligations. No set-off, counterclaim (other than compulsory counterclaims), reduction, diminution of any obligations or any defense of any kind or nature that Guarantor has or may hereafter have against the EPR Developers or that Guarantor has or may hereafter have against the Empire Parties shall be available hereunder to Guarantor, except a defense of the payment or performance of the Guaranteed Obligations.
4.6    PRIOR AGREEMENTS. THIS GUARANTY CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO IN RESPECT OF THE GUARANTY DESCRIBED HEREIN, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES,

WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS GUARANTY AS THEY RELATE TO THE GUARANTY DESCRIBED HEREIN.
4.7    No Oral Change. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the Empire Parties, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.
4.8    Separate Remedies. Each and all of the Empire Parties’ rights and remedies under this Guaranty and each of the other Project Documents are intended to be distinct, separate and cumulative and no such right or remedy herein or therein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to the Empire Parties.
4.9    Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
4.10    Rules of Construction. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Guaranty shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to” and “including, without limitation” and (iii) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.
4.11    Headings. The Section headings in this Guaranty are included in this Guaranty for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.
4.12    Recitals. The recitals and introductory paragraphs of this Guaranty are incorporated herein, and made a part hereof, by this reference.
4.13    Counterparts; Facsimile Signatures. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Guaranty.
4.14    Notices. All notices, consents, approvals and requests required or permitted hereunder (“Notices”) shall be given in writing and shall be effective only if given as follows: (a) by hand delivery; (b) by deposit in the United States mail as first class certified mail, return receipt requested, postage paid; (c) by overnight nationwide commercial courier service; or (d) by email transmission; provided, that in the case of delivery pursuant to clause (d) a confirmation copy is delivered by duplicate notice in accordance with any of clauses (a) through (c) immediately above, in each case, to the party intended to receive the same at the following address(es):

If to Guarantor:	EPR Properties

Attention: Asset Management

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

Telephone:	(816) 472-1700

Facsimile:	(816) 472-5794

With a copy to:	EPR Properties

Attention: General Counsel

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

Telephone:	(816) 472-1700

Facsimile:	(816) 472-5794

And a copy to:	Zarin & Steinmetz

81 Main Street, Suite 415

White Plains, New York 10601
Attention: Michael D. Zarin, Esq.
Telephone:    (914) 682-7800

Facsimile:    (914) 683-5490

If intended for any of the Empire Parties:

c/o Empire Resorts, Inc.

204 Route 17B

Monticello, New York 12701

Attention: Joseph A. D’Amato

Telephone:     (845) 807-0001

Facsimile:     (845) 807-0000

With a copy to:	c/o Empire Resorts, Inc.

204 Route 17B

Monticello, New York 12701

Attention: Nan Horner

Telephone:	(845) 807-0001

Facsimile:	(845) 807-0000

And a copy to:	Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Steven L. Wilner, Esq.

Telephone:	(212) 225-2672

Facsimile:	(212) 225-3999

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 4.14. Notices shall be deemed to have been given on the date they are actually received; provided, that the inability to deliver Notices because of a changed address of which no Notice was given, or rejection or refusal to accept any Notice offered for delivery shall be deemed to be receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept delivery. Failure or delay in delivering copies of any Notice within any corporation or firm to the persons designated to receive copies shall in no way adversely affect the effectiveness of such Notice.
4.15    GOVERNING LAW. (1) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, WITHOUT REGARD TO CHOICE OF LAW RULES, TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(A)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST GUARANTOR OR ANY OF THE EMPIRE PARTIES ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. GUARANTOR AND, BY ACCEPTANCE OF THIS GUARANTY, THE EMPIRE PARTIES HEREBY EACH (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (iii) IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, AT THE ADDRESS SPECIFIED IN SECTION 4.14 HEREOF (AND AGREES THAT SUCH SERVICE AT SUCH ADDRESS IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER ITSELF IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT).
4.16    TRIAL BY JURY. GUARANTOR AND, BY ACCEPTANCE OF THIS GUARANTY, THE EMPIRE PARTIES, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND THE EMPIRE PARTIES AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND

EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND THE EMPIRE PARTIES ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR AND THE EMPIRE PARTIES.
4.17    Brokers and Financial Advisors. Guarantor hereby represents that neither Guarantor nor any of its affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Guaranty and/or the other Project Documents. Guarantor agrees to indemnify and hold the Empire Parties harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Guarantor or any of its affiliates in connection with the transactions contemplated in this Guaranty and/or the other Project Documents. The provisions of this Section shall survive the expiration and termination of this Guaranty.
4.18    Exculpation. There shall be no recourse hereunder to any constituent entity or individual or any member, shareholder, principal, affiliate or partner of Guarantor, direct or indirect, nor any director, officer, employee, agent or representative of any of them.
4.19    Termination. Subject to Section 1.13 above, this Guaranty will automatically terminate and be of no further force or effect upon the date (the “Termination Date”) that is the earliest to occur of the following: (a) the full and complete satisfaction of the Guaranteed Obligations; (b) all events described under Sections 6 and 8 of the MDA and the Project Opening Date have occurred; or (c) the earlier termination of the MDA in accordance with its terms. The Empire Parties shall promptly, upon request, execute and deliver to Guarantor any instrument reasonably requested by Guarantor to evidence such termination, provided that no such documentation shall be required to effectuate any such termination.
4.20    Assignment. The Empire Parties shall not assign any of their rights or obligations under this Guaranty except in connection with a transfer pursuant to, and in accordance with, Section 13.20 of the MDA.
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IN WITNESS WHEREOF, the undersigned have executed this Guaranty all as of the day and year first above written.
GUARANTOR:

EPR PROPERTIES

By:    /s/ Gregory K. Silvers
    Name: Gregory K. Silvers    Title: President and Chief Executive Officer

Completion Guaranty (EPR)
Signature Page